Registration No. 333-193343

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3844	27-2039490
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

9900 Corporate Campus Drive

Suite 3000

Louisville, KY 40223

Telephone: (502-657-6005

(Address and telephone number of registrant's

principal executive offices)

J.D. Sparks

9900 Corporate Campus Drive

Suite 3000

Louisville, KY 40223

Telephone: (502-657-6005

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting registrant [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	14,800,000	$0.10	$1,480,000	$190.62
Total	14,800,000	$0.10	$1,480,000	$190.62

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated October 20, 2014

RadTek, Inc.

14,800,000 Common Shares on behalf of the Selling Stockholder

At 95% of Our Average Market Price

This prospectus relates to the offer and sale of up to 14,800,000 common shares by Dutchess Opportunity Fund, II, LP (“Dutchess”), which Dutchess has agreed to purchase from us pursuant to an investment agreement dated as of April 22, 2014 between the registrant and Dutchess. Subject to the terms and conditions of the Investment Agreement, we have the right, but not the obligation, to “put,” or require Dutchess to purchase up to $20,000,000 worth of our common shares during a 36 month period commencing on the date of this prospectus. This arrangement is sometimes referred to as an “Equity Line.”

We will not receive any of the proceeds from Dutchess’ sale of these common shares. However, we will receive proceeds from our initial sale of these common shares to Dutchess pursuant to the Investment Agreement. We will sell these common shares to Dutchess at a price equal to 95% of the lowest daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the put notice. We have the right to withdraw all or any portion of any put before the closing, subject to certain limitations set forth in the Investment Agreement.

Dutchess may sell these common shares from time to time in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. We will bear the costs relating to the registration of these common shares, but we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTCQB under the symbol “RDTK.” Only a limited public market currently exists for our common stock.  The closing price of our common stock on October 1, 2014 was $0.10 per common share.

With the exception of Dutchess, which is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of common shares in this offering.  The Securities and Exchange Commission may take the view that, under certain circumstances, any broker-dealer or agent that participates with the selling stockholder in the distribution of the shares may be deemed to be an “underwriter” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

We are an “emerging growth registrant” under applicable federal securities laws and will be subject to reduced registrant reporting requirements.

Investing in our common stock involves a high degree of risk.  Consider carefully the risk factors beginning on page 8 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

The registrant was incorporated under the laws of the State of Nevada on December 18, 2009.

Operations

The registrant develops and markets radiation-imaging systems and equipment that employs digital radiography technology.  The systems offered are primarily radiation scanning and related engineering services for users in fields such as biotech, medical, product quality control, and security.

Our auditor’s report for the fiscal year ended December 31, 2013 includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Common Shares

Outstanding prior

to the Offering

121,336,800

Common Shares

Outstanding after giving

effect to the issuance of

14,800,000 common shares

to Dutchess pursuant to the

Investment Agreement

136,136,800

Offering Price

To be determined by the prevailing market price for the

common shares at the time of sale or negotiated

transactions.

Use of Proceeds

We will not receive any of the proceeds from Dutchess’ sale of the common shares covered by this prospectus.  However, we may receive up to $20,000,000 in proceeds from the sale of the common shares to Dutchess pursuant to the terms of the Investment Agreement.  We anticipate that the net proceeds we receive under the Investment Agreement will be used for working capital purposes.

Termination of the

  Offering

The offering will commence on the effective date of this prospectus and will terminate on or before October 20, 2015.

OTCQB Trading Symbol

Our common shares are traded on the OTCQB under the symbol “RDTK”.

Risk Factors

The common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Relating To Our Business

We will incur increased costs as a result of being a public registrant, including the adoption of Sarbanes-Oxley Act, which may not be affordable to us.

Rules adopted by SEC pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the registrant’s independent registered public accountants. These requirements may result in changes in corporate governance practices and to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them, while simultaneously developing and organizing our business.  As a development stage registrant, these new rules and regulations will increase our legal, accounting and financial compliance costs and will require additional staff time. Since we have limited financial resources and staff time, we may not be able to afford the increased costs, which ultimately could cause investors to lose their investment.

Our auditors have raised substantial doubt about our ability to continue as a going concern.

As of March 31, 2014, we had a comprehensive net loss of $904,402.  Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the future if we do not generate revenue and profits in the near future. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholders and creditors' confidence may be low in evaluating our registrant. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

Competition in the radiation-imaging industry may negatively affect our ability to be profitable:

The radiation-imaging industry is currently experiencing a limited degree of competition with regard to availability, price, service, quality and location.  There are well-established market leaders that are nationally and internationally recognized and which possess substantially greater financial resources and marketing personnel than us.  There are also a small number of local or regional vendors.  It is also likely that other competitors will emerge in the near future.  There is no assurance that we will compete successfully with other established products and become profitable.  We shall compete on the basis of availability, price, service, quality and location once we secure product lines for distribution.

We have no business insurance; any unanticipated events or expenses may hurt our business substantially.

We have no general liability or umbrella liability insurance to cover legal issues due to claims of negligence; no key personnel insurance to protect our registrant from a key person dies, falls ill, or leaves; no criminal insurance to protect us from theft and malicious damage. Any unanticipated events or expenses may hurt our business substantially.

We have issued common shares under the 2014 Stock Option Plan in the past.  If we continue to grant employees share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees or business cooperators with stock, or stock options for services already performed, we may substantially reduce the value of each share.

Our chief executive officer controls the registrant, which could result in a lack of independence needed on certain issues and decisions, which could impact shareholders.

Our chief executive officer, Mr. Kim currently owns 59.32% of the outstanding common stock, remaining in control of the registrant.  He will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors, control our operations, and inhibit your ability to change the registrant's operations.  Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Kim in his function as officer and director.

As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. There can be no assurance that Mr. Kim will be completely independent in the decisions he makes as our principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

Operations outside the United States may be affected by different local politics, business and cultural factors, different regulatory requirements and prohibitions between jurisdictions.

Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions, including the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments; and changes in regulatory requirements for financing activities.

Our main operations are in the Republic of Korea.  As a result, we may lose money based on the conversion between U.S. dollars and Korean wons.

In recent years, the currency of the Republic of Korea has been considered to be stable.  Korean Wons have appreciated against the U.S. Dollar in the last year.  However, due to the uncertainty of the exchange rate fluctuation and the fact that our potential revenue will generate from Korean won, any depreciation against U.S. dollars will hurt our revenue and profits in the future.

Our revenues are currently dependent on several major, established clients.  Should we lose the business of any of these clients, our revenues may be greatly affected.

We have currently sold and installed 27 food inspection system units with 16 different clients in Korea and Malaysia.  Should we lose any of these clients, we will lose a substantial amount of our revenues.  While we are constantly seeking out new clients, there is no guarantee that we will be able to contract with any new clients to make up for any loses caused by losing any of our current clients.

Most of the registrant’s operations are carried out in the Republic of Korea.  As a result, our operations are subject to various political, economic, and other risks and uncertainties.

Our main operations are in the Republic of Korea.  Our operations are subject to various political, economic, and other risks and uncertainties inherent to the country.  Among other risks, the registrant’s operations are subject to the risks of political conditions and governmental regulations.  If there are any changes to government regulations that affect our ability to operate, we may face significant losses.

We do not have sufficient accounting staff with knowledge or expertise in U.S. GAAP.  As a result, we may conclude that our internal control over financial reporting is not effective.

Although our officers have experienced U.S. GAAP during the SEC filing preparation, they have no formal training in financial accounting and the disclosures of a public company.  As a result, we are reliant upon outside review to ensure that our financial reporting meets all applicable standards.  Since our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting in accordance with the accounting principals generally accepted in the United States of America, we may have to conclude that our internal control is not effective due to management’s lack of knowledge.

Risks Related to this Offering

We are registering the resale of 14,800,000 common shares that may be issued to Dutchess under the Equity Line. The resale of such shares by Dutchess could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

We are registering the resale of 14,800,000 common shares under the registration statement of which this prospectus forms a part. We may issue up to that number of shares to Dutchess pursuant to the Equity Line. The sale of these shares into the public market by Dutchess could depress the market price of our common stock and you may not be able to sell your investment for what you paid for it.

Dutchess will pay less than the then-prevailing market price for our common stock under the Equity Line.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at 95% of the lowest daily volume weighted average price, VWAP, of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease.

Any draw-downs under our Equity Line with Dutchess may result in dilution to our stockholders.

If we sell common shares to Dutchess under the Equity Line, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Equity Line, we will issue shares to Dutchess at an 5% discount to the lowest daily volume weighted average price, VWAP, of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

Our Equity Line with Dutchess may not be available to us if we elect to make a draw down.

Our ability to put common shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on Dutchess’s obligation to purchase if such purchase would result in Dutchess beneficially owning more than 4.99% of our common shares. Accordingly, the Equity Line may not be available to satisfy all of our funding needs.

Risks Related to Our Securities

We must comply with penny stock regulations, which could affect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

There is only a limited trading market for our common stock and quoting our stock price on the OTCQB increases the volatility of our stock and makes it harder to sell our stock.

Currently, our stock prices are quoted on the OTCQB.  The OTCQB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by

a limited number of broker-dealers that make markets in particular stocks.   There is a greater chance of market volatility for securities that trade on the OTCQB as opposed to a national exchange or quotation system.   This volatility may be caused by a variety of factors, including:

  a. The lack of readily available price quotations;

  b. The absence of consistent administrative supervision of "bid" and "ask" quotations;

  c. Lower trading volume; and

  d. Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market.  In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

Investors may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 1,990,000,000 common shares with 121,336,800 common shares outstanding. If we desire to raise additional capital in the future we will experience possible losses, and the registrant has little assets in current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new common shares would cause the buyers in this offering to suffer dilution of their ownership percentage. The dilution may be substantial if the maximum of 1,990,000,000 would be issued, the dilution would be approximately fifty times, or the current shareholder's ownership would be reduced to about 1/20. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public registrant, we will incur legal, accounting and other expenses that we did not incur as a private registrant, including costs associated with public registrant reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public registrant.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public registrant will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely affected.

However, for as long as we remain an “emerging growth registrant” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth registrant.”

We will remain an “emerging growth registrant” for up to five years, although we would cease to be an “emerging growth registrant” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

We are an “emerging growth registrant” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth registrant,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth registrant” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth registrant” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)    fund our operations;

b)   respond to competitive pressures;

c)   take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)   develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the registrant, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock.  If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)

issue additional equity securities that would dilute our stockholders;

b)

use cash that we may need in the future to operate our business;

c)

incur debt on terms unfavorable to us or that we are unable to repay;

d)

incur large charges or substantial liabilities;

e)

encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

f)

become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

g)

encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our certificate of incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders thereof the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred stock, if any.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred stock may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common shares offered by Dutchess.  We will, however, receive proceeds from the sale of our common shares to Dutchess pursuant to the Investment Agreement.  We anticipate the proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for working capital purposes and acquisitions of assets, businesses or operations, if such acquisition opportunities arise.

DETERMINATION OF OFFERING PRICE

The offering price of the securities offered by Dutchess will be determined by the prevailing market price for the common shares at the time of sale or negotiated transactions.

DUTCHESS EQUITY LINE TRANSACTION

Investment Agreement

We entered into the Investment Agreement with Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership on April 22, 2014. Pursuant to the Investment Agreement, Dutchess committed to purchase, subject to certain restrictions and conditions, up to that number of the registrant’s common shares having an aggregate purchase price of twenty million dollars ($20,000,000), over a period of 36 months from the first trading day following the effectiveness of the registration statement of which this prospectus forms a part. We may terminate the Investment Agreement at any time, at our discretion, without any cost to us, upon notice to Dutchess.

We may draw funds from the Equity Line facility by selling shares of common stock to Dutchess from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The purchase price of the shares shall be ninety-five percent (95%) of the lowest daily volume weighted average price (VWAP) of the Common Stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable draw down notice. We refer to such five-day period as the “Pricing Period.”

Dutchess has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Investment Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the Investment Agreement.

The maximum number of shares of common stock that the registrant is entitled to put to Dutchess in any one draw down notice is the greater of either:

(i)

three hundred percent (300%) of the average daily volume (U.S. market only) of the registrant’s common stock for the three (3) trading days prior to the date of delivery of the applicable draw down notice, multiplied by the average of the three (3) daily closing prices immediately preceding the notice date or

(ii)

 three hundred thousand dollars ($300,000). There are put restrictions applied on days between the draw down notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another draw down notice.

The registrant has the right to specify a suspension price for a given put. In the event the common stock price falls below the specified suspension price, the put will be temporarily suspended. The put will resume at the time that the common stock is above the suspension price, provided the dates for the Pricing Period for that particular put are still valid. We cannot change a suspension price for a Put once it is submitted to Dutchess.  The suspension price on any potential draw down from the Dutchess investments was included in case there is ever a significant drop in the bid or asking price of the stock during a pricing period.  This is to prevent an uncontrolled drop in the price to levels that would overly impact the viability of the stock’s value.  The suspension price is for the protection of the registrant and prevents an unforeseen market value drop from negatively impacting the company’s ability to operate and to perform under the agreement.  As an example, in the event we submit a put notice of $20,000 to Dutchess with a suspension price of $0.09 on the first day of the month, and subsequently our trading price fell on the third day after our put notice below the suspension price the put would be immediately and temporarily suspended until such time as the trading price of our common stock is above the suspension price. Below is a further example:

Day 1 - $0.10 - included in calculation of purchase price and sale of shares

Day 2 - $0.095 - included in calculation of purchase price and sale of shares

Day 3 - $0.087 -put is temporarily suspended and no sale of shares

Day 4 - $0.093 - put is resurrected and included in calculation of purchase price and sale of shares

Day 5 - $0.097 - included in calculation of purchase price and sale of shares.

Certain conditions must be satisfied before we are entitled to put shares to Dutchess, including the following:

a)

there must be an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

b)

our common stock cannot be suspended from trading or the registrant shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the common stock;

c)

we must have complied with our obligations and not otherwise be in default under the Investment Agreement and Registration Rights Agreement; and

d)

no injunction or other governmental action shall remain in force which prohibits the issuance of shares to Dutchess pursuant to the Equity Line.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Investment Agreement or that we will be able to draw down any portion of the amount available to us under the Equity Line.

The Investment Agreement further provides that the registrant and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other party of any provisions of the Investment Agreement or the Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the Registration Rights Agreement.

The Investment Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

Dutchess has also agreed pursuant to the Investment Agreement not to sell short any of our securities, either directly or indirectly through its affiliates, principals or advisors during the term of the Investment Agreement.

Registration Rights Agreement

Pursuant to the terms of the Registration Rights Agreement, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. We have filed with the SEC an initial registration statement of which this prospectus forms a part, in order to access the Equity Line, covering the resale of up to 14,800,000 shares of common stock. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement remain effective by the SEC as provided for in the Investment Agreement.

The foregoing summary of the Equity Line does not purport to be complete and is qualified by reference to the Investment Agreement and the Registration Rights Agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Effect of Performance of the Investment Agreement on Our Stockholders

All 14,800,000 common shares that are registered in this offering that may be sold by us to Dutchess under the Investment Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 36 months from the date of this prospectus. The sale by Dutchess of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Dutchess may ultimately acquire all, some or none of the shares of common stock not issued but registered in this offering. After it has acquired such shares, it may sell all, some or none of such shares.

If we issue common stock to Dutchess at a lower price per share due to fluctuating market prices, Dutchess will receive a higher number of shares, that equates to greater dilution to our other stockholders.  The effect of this dilution may, in turn, cause the price of our common stock to decrease further because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Dutchess.  Additionally, if certain of our existing stockholders disagree with our decision to sell shares to Dutchess at a time when our stock price is low, those stockholders may in response decide to sell additional shares of common stock, which could further decrease our stock price. Therefore, sales to Dutchess by us under the Investment Agreement may result in substantial dilution to the interests of other stockholders and a decrease in our stock price. However, we have the right to control the timing and amount of any sales of our shares to Dutchess and the Investment Agreement may be terminated by us at any time at our discretion without any cost to us.

In connection with entering into the Investment Agreement, we authorized the sale to Dutchess of up to $20,000,000 of our common stock. The number of shares ultimately offered for sale by Dutchess under this prospectus is dependent upon the number of shares purchased by Dutchess under the Investment Agreement. In the event we elect to issue more than the 14,800,000 shares offered hereby, we will be required to file a new registration statement and have it declared effective by the SEC. The following table sets forth the amount of proceeds we would receive from Dutchess from the sale of shares at varying purchase prices:

Assumed Average Purchase Price ($)	Number of Registered Shares to be Issued if Full Purchase (1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Dutchess (3)	Additional Proceeds from the Sale of Registered Shares to Dutchess Under the Investment Agreement ($)
$0.02	14,800,000	10.87%	296,000
$0.05	14,800,000	10.87%	740,000
$0.07	14,800,000	10.87%	1,036,000
$0.10(4)	14,800,000	10.87%	1,480,000
$0.12	14,800,000	10.87%	1,776,000
$0.15	14,800,000	10.87%	2,220,000
$0.20	14,800,000	10.87%	2,960,000

———————

(1)

Although the Investment Agreement provides that we may sell up to $20,000,000 of our common stock to Dutchess, we are only registering 14,800,000 shares to be purchased thereunder, which may or may not cover all such shares purchased by them under the Investment Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that are registered in this offering.

(2)	The number of registered shares to be issued represents the number of shares to be purchased at the applicable price.
(3)

The denominator is based on 121,336,800 shares outstanding plus the corresponding number of shares set forth in the adjacent column. The numerator is based on the number of shares issuable under the Investment Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(4)	The closing price of our common shares on October 1, 2014.

SELLING STOCKHOLDER

The common shares being offered by the selling stockholder are those to be issued to Dutchess under the Investment Agreement.  We are registering the common shares in order to permit Dutchess to offer the common shares for resale from time to time.  Dutchess is not a licensed broker-dealer or an affiliate of a licensed broker-dealer. Neither Dutchess nor any of its affiliates has held a position or office, or had any other material relationship, with us within the past three years.

We do not know when or in what amounts Dutchess may offer common shares for sale.  Dutchess may elect not to sell any or all of the common shares offered by this prospectus.  Because Dutchess may offer all or some of the common shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common shares, we cannot estimate the number of the common shares that will be held by Dutchess after completion of the offering.  However, for purposes of this table, we have assumed that, after completion of the offering, all of the common shares covered by this prospectus will be sold by Dutchess.

The following table presents information regarding Dutchess.  The information concerning beneficial ownership has been taken from information provided to us by Dutchess.  Beneficial ownership has been calculated in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common shares issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering	Shares to be Sold in the Offering Assuming the Registrant Issues Maximum No. of Shares in the Offering	Percentage of Outstanding Shares Beneficially Owned After Offering

Dutchess Opportunity Fund II, LP(1)	-0- (2)	0%	14,800,000 (3)	10.87%

———————

(1)

The address of Dutchess is 50 Commonwealth Avenue, Suite 2, Boston, MA 02116. Dutchess is a Delaware limited partnership. Michael Novielli and Douglas H. Leighton are the managing members of Dutchess Capital Management, II, LLC, the general partner to Dutchess, which has the voting and investment power over the common shares being offered under this prospectus.

(2)

Dutchess does not own any of our common shares as of the date of this prospectus.  We may at our discretion elect to issue to Dutchess up to 14,800,000 common shares under the Investment Agreement, subject to the terms and provisions of such agreement, but Dutchess does not beneficially own any such common shares that may be issued by us at our sole discretion and such common shares are not included in determining the percentage of shares beneficially owned before the offering.

(3)

Although the Investment Agreement provides what we may sell up to $20,000,000 of our common shares to Dutchess, we are only registering 14,800,000 common shares issuable under the Investment Agreement pursuant to the registration statement of which this prospectus is a part.  If we elect to issue more than the 14,800,000 common shares offered by this prospectus, which we have the right but not the obligation to do, we must first register under the Securities Act any additional common shares we may elect to sell to Dutchess before we can sell such additional common shares.

PLAN OF DISTRIBUTION

The common shares offered by this prospectus are being offered by Dutchess.  The common shares may be sold or distributed from time to time by the Dutchess directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common shares registered pursuant to this prospectus may be affected in one or more of the following methods:

a)

ordinary brokers’ transactions;

b)

transactions involving cross or block trades;

c)

through brokers, dealers, or underwriters who may act solely as agents;

d)

“at the market” into an existing market for the common shares;

e)

in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

f)

in privately negotiated transactions;

g)

any combination of the foregoing; or

h)

any other method permitted pursuant to applicable law.

Dutchess may also sell common shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

In order to comply with the securities laws of certain states, if applicable, the common shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, the common shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common shares for whom the broker-dealers may act as agent.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Dutchess is an “underwriter” within the meaning of the Securities Act.

Neither we nor Dutchess can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between Dutchess, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  We have also agreed to indemnify Dutchess and related persons against specified liabilities, including liabilities under the Securities Act.

Dutchess and its affiliates have agreed not to engage in any direct or indirect short selling of our common shares during the term of the Investment Agreement.

While Dutchess is engaged in a distribution of the shares included in this prospectus, Dutchess is required to comply with Regulation M promulgated under the Exchange Act, and it is aware of its compliance obligations pursuant to Regulation M. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the common shares offered pursuant to this prospectus.  This offering will terminate on the date that all common shares offered by this prospectus have been sold by Dutchess or may be resold by Dutchess without restriction under Rule 144(b)(1)(i) under the Securities Act.

DESCRIPTION OF BUSINESS

The registrant was originally incorporated in Nevada on December 18, 2009, for the purpose of providing management consulting services to small and medium sized private companies in Taiwan that want to look for business partners, agencies, financing resources, or to become public through an IPO or reverse merger in the United States or Canada.

The registrant was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010.  As of December 31, 2012, the registrant changed business focus and direction and entered into the radiation technology industry to better match the business model of RadTek Co Ltd.  As of March 18, 2013, the registrant changed its name to RadTek, Inc.

On November 26, 2013, the registrant acquired RadTek, Co. Ltd. RadTek, Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering. As the market in this field is dominated by high-priced systems for large users, the registrant aims to focus on the niche market of small users by offering low-cost models.

Operations

The registrant develops and markets radiation-imaging systems and equipment that employs digital radiography technology.  The systems offered are primarily radiation scanning and related engineering services for users in fields such as biotech, medical, product quality control, and security.

The registrant’s main business focuses on the Food Inspection System, the Portable X-ray Scan System, and the Container Inspection System.

a)

The Food Inspection System (FIS) will be sold to producers and distributors of agricultural, marine and livestock products.  In addition to the product itself, we also provide maintenance services for the product.  We provide a one year warranty, and earn revenue on maintenance services for each machine after one year from the date of installation.

b)

The Portable X-ray Scan System (PXSS) will be sold to security companies, non-destruction test companies, government institutions and veterinary hospitals.  Our PXSS products are currently available in the market.  However, no contracts or orders have been made for this system at this time.

c)

The Container Inspection System (CIS) will be sold to security companies and transportation companies to search for dangerous objects inside shipping containers and packages without requiring them to be opened.

We take orders from our clients for customized products in terms of size and power.  These products are made specifically for our client’s needs.  Additionally, we provide service and maintenance for all the products that we sell.  As the market in this field is dominated by high-priced systems for large users, we focus on the niche market of small users by offering low-cost models.

Competition

The radiation-imaging industry is currently experiencing a limited degree of competition with regard to availability, price, service, quality and location.  There are well-established market leaders that are nationally and internationally recognized and which possess substantially greater financial resources and marketing personnel than us.  There are also a small number of local or regional vendors.  It is also likely that other competitors will emerge in the near future.  There is no assurance that we will compete successfully with other established products.  We shall compete on the basis of availability, price, service, quality and location once we secure product lines for distribution.

Marketing Strategy

The registrant’s general marketing strategy is to provide products and services for established clients.  We currently have 17 established clients throughout Korea and Malaysia.  In Korea, we sell our Food Inspection System to Nonghyup Moguchon, Hankuk Husbandry Farming Union, Chowy, Bokumjari, Neo Purple, Dong-A, Kimchi Nara, Daega, Singram Farming Union, Shinwoo S&F, Sky-Earth Farming Union, Delicy, Pharm Teck Korea, JKTM, and the Gwangju National Science Museum.  In Malaysia, we sell our Food Inspection System to Dyc International.  Finally, we have sold the Container Inspection System to the Korea Customs Service.  We manufacture key components such as semiconductor radiation sensors, radiation detector modules, X-ray sources, and related imaging software.  We customize our products and services according to our customer’s needs.

We intend to offer our products and services in the continental United States and in Japan, South Korea, and other Asian countries.  We will employ a marketing director who will be primarily responsible for exploiting the opportunities created through promotion.

Employees

The registrant currently employs five full time employees and three part time employees.

Properties

The registrant’s executive offices, which consist of 1,000 square feet, are located at 9900 Corporate Campus Dr, Suite 3000, Louisville, KY 40223. We currently use office space shared with PEG Inc. and have not entered into a lease for this office at this time. The space provided has no monthly fees at this time.

The registrant also has offices in Korea.  These offices consist of approximately 5,000 square feet.  They are located at 3F Taejoon B/D, 341-2 Jangdae-dong, Yuseong-gu Daejeon, Republic of Korea.  We pay a monthly lease fee of $5,000.

DILUTION

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Trends and Uncertainties

Demand for the registrant's products are dependent on general economic conditions, which are cyclical in nature. Because a major portion of our activities are the receipt of revenues from our services and products, our business operations may be adversely affected by competitors and prolonged recessionary periods.

There are no other known trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short term or long term liquidity. Sources of liquidity will come from the sale of our products and services. There are no material commitments for capital expenditure at this time. There are no trends, events or uncertainties that have had or are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations. There are no significant elements of income or loss that does not arise from the registrant’s continuing operations. There are no other known causes for any material changes from period to period in one or more line items of our financial statements.

We currently have operations planned through December 31, 2014.

Capital and Source of Liquidity.  We have $106,908 in cash and cash equivalents as of December 31, 2013.  We believe that our cash on hand and cash generated from operations will be sufficient to conduct operations through December 31, 2014.

We have disclosed prepaid expenses and other assets of $560,462 for the year ended December 31, 2013 and $1,348,235 for the six months ended June 30, 2014.  These prepaid expenses and other assets consist of $538,437 from other receivables due from a completed but unpaid project, $809,165 from advanced payments on unfinished projects, and $632 in prepaid expenses for covering administrative costs.  When the registrant issued invoices on unfinished projects, the registrant booked accounts receivable and advance receipt from customers.  When the registrant closed the book, they did not offset these outstanding balances.  The prepaid expenses amend these outstanding balances.

For the year ended December 31, 2013, we spent $28,428 on the acquisition of available-for-sale security.  We also spent $15,763 for acquisition on investment, and received $100 from acquisition.  As a result, we had net cash used in investing activities of $44,091 for the year ended December 31, 2013.

For the year ended December 31, 2012, we spent $352,000 for acquisition on investment.  As a result, we had net cash used in investing activities of $352,000 for the year ended December 31, 2012.

For the six months ended June 30, 2014, we did not pursue any investing activities.

For the six months ended June 30, 2013, we spent $15,000 for goodwill.  As a result, we had net cash used in investing activities of $15,000 for the six months ended June 30, 2013.

For the year ended December 31, 2013, we received $282,646 from the issuance of common shares.  We spent $33,915 on borrowings from related parties, and repaid $39,359 on the repayment of short-term borrowing.  As a result, we had net cash provided by financing activities of $209,372.

For the year ended December 31, 2012, we received $44,139 as proceeds from short-term borrowings and $28,127 as proceeds from borrowing from related parties.  As a result, we had net cash provided by financing activities of $72,266 for the year ended December 31, 2012.

For the six months ended June 30, 2014, we received a loan of $65,000 from Kwang Hyun Kim, our Chief Executive Officer and director.  This loan bears an interest rate of 2% per annum and matures on March 24, 2015.  We also received an advance of $61,435 from Mr. Kim.  This advance is unsecured and payments are made at the registrant’s discretion.  This advance does not bear any interest.  As a result, we had net cash provided by financing activities of $126,435 for the six months ended June 30, 2014.

For the six months ended June 30, 2013, we spent $54,538 on short-term borrowings and received $260,550 from advances from related parties.  As a result, we had net cash provided by financing activities of $206,012 for the six months ended June 30, 2013.

Our long-term liquidity is dependent on the continuation of operations and receipt of revenues.

Results of Operations

For the year ended December 31, 2013, we earned net revenues of $2,549,372.  Our cost of sales was $1,573,541, resulting in a gross profit of $975,831.  We paid depreciation and amortization expenses of $11,372, and selling and administrative expenses of $421,094.  We paid $6,916 in interest expenses and $22,580 as a loss on investment valuation.  We gained $3,399 from foreign exchange transactions, and received $6,103 from other income.  After foreign currency translation adjustments of $25,006, we had net income of $548,377 for the year ended December 31, 2013.

Comparatively, for the year ended December 31, 2012, we earned net revenues of $336,764.  Our cost of sales was $344,203, resulting in a gross loss of $7,439.  We paid depreciation and amortization expenses of $16,193 and selling and administrative expenses of $295,205.  We paid interest expenses of $7,594.  We gained $3,722 from foreign exchange transactions, and received $5 from other income.  After a loss of $42,560 due to foreign currency translation adjustments, we had net loss of $365,264 for the year ended December 31, 2012.

The $913,641 difference in comprehensive income during the year ended December 31, 2013 is due to actual revenues received by RadTek, Co., Ltd. in Korea.  During 2013, we sold the FIS to seven different companies.  These sales were primarily product sales.  We sold software, consulting services, and server network services regarding the CIS to five clients, and we provided radiation shielding services to two companies, all of whom are located in Korea.  As a result, we had a gross profit of $975,831.  This is in stark contrast to the limited sales revenue and gross loss of $7,439 from the year ended December 31, 2012, which was before we shifted our business plan from management and financial consulting to enter the radiation technology industry.  Our $125,889 increase in selling and administrative expenses for the year ended December 31, 2013 is a result of increased sales and operations.  We received revenues of approximately $109,768 from product sales of the FIS, $9,141 from maintenance services for the FIS, $427,688 from providing vehicle transport systems, radiation shielding doors, radiation survey systems, and server and network support in relation to the sale of the CIS, $425,758 for system integration services, and $3,476 from radiation shielding solutions.  The majority of our revenues were as a result of server, network, software and hardware services and consultation during the year ended December 31, 2013.  We have not yet made any sales involving the PXSS.

For the three months ended June 30, 2014, we earned net revenues of $54,534.  Our cost of sales was $41,389, resulting in a gross profit of $13,145.  We had depreciation and amortization expenses of $1,615 and selling and administrative expenses of $77,992.  We had interest expense of $1,384, a gain on foreign exchange transactions of $24,601, and other loss of $2,603.  As a result, we had net loss of $45,848 for the three months ended June 30, 2014.

Comparatively, for the three months ended June 30, 2013, we earned net revenues of $580,879.  Our cost of sales was $333,857, resulting in a gross profit of $247,022.  We had depreciation and amortization expenses of $2,033 and selling and administrative expenses of $172,544.  We paid interest expenses of $1,888.  We had a loss on foreign exchange transactions of $507.  We have other income of $1,815.  As a result, we had net income of $71,865 for the three months ended June 30, 2013.

The increase in net loss of $117,713 between the three months ended June 30, 2014 compared to the same period ended June 30, 2013 was the result of decreased operations.  Our revenues decreased by $526,345, or 90.6%, and our cost of sales decreased by $292,468, or 87.6%.  We were unable to attract a lot of new customers during this period, and as a result our gross profit decreased by 233,877, or 94.7%.  We were able to reduce our selling and administrative expenses during this time, but no amount of cost cutting will make up for the 94.7% reduction in gross profit for the three months ended June 30, 2014.  Our selling and administrative expenses decreased by 94,552, or 54.8% during this period as a result of our diminished operations.  The foreign currency translation adjustment decreased by $138,525, which is a result of exchange rate fluctuations on transactions denominated in Korean Wons and United States Dollars.

For the six months ended June 30, 2014, we earned net revenues of $241,366.  Our cost of sales was $166,017, resulting in gross profit of $75,349.  We paid depreciation and amortization expenses of $3,171, consulting fees of $435,736, and selling and administrative expenses of $594,291.  We paid interest expense of $3,341.  We had a gain on foreign exchange transactions of $15,575 and other loss of $4,394.  As a result, we had net loss of $950,009 for the six months ended June 30, 2014.

Comparatively, for the six months ended June 30, 2013, we earned net revenues of $717,799.  Our cost of sales was $323,060, resulting in gross profit of $394,739.  We paid depreciation and amortization expenses of $4,066 and selling and administrative expenses of $237,881.  We paid interest expense of $3,981.  We had a gain on foreign exchange transaction of $249 and other income of $2,724.  As a result, we had net income of $151,784 for the six months ended June 30, 2013.

The increase in net loss of $1,101,793 between the six months ended June 30, 2014 compared to the same period ended June 30, 2013 was the result of decreased operations.  Our revenues decreased by $476,433, or 66.4%, and our cost of sales decreased by $157,043, or 48.6%.  We were unable to attract many new customers during this period, and as a result our gross profit decreased by $319,390, or 80.9%.  Our selling and administrative expenses increased by $356,410, or 60.0%, due to the additional costs incurred in meeting our reporting requirements and to pursue our registration statement.  We incurred $435,736 in consulting fees due to the issuance of shares from our stock awards plan.  We had increased our total operating expenses by $791,251 as a result of these additional expenses.  The foreign currency translation adjustment decreased by $167,130, which is a result of exchange rate fluctuations on transactions denominated in Korean Wons and United States Dollars.

Plan of Operation

The registrant may experience problems, delays, expenses and difficulties, many of which are beyond the registrant’s control.  These include, but are not limited to, unanticipated problems relating to additional costs and expenses that may exceed current estimates and competition.

Critical Accounting Policies

The following accounting policies are considered critical by our management.  These and other accounting policies require that estimates be made based on assumptions and judgment, which affect revenues, expenses, assets, liabilities and disclosure of contingencies in our financial statements.  These estimates and assumptions are based on historical experience and on various other factors that are believed to be reasonable under the circumstances.  However, actual results may differ from these estimates under different and/or future circumstances.

Revenue Recognition

The registrant follows guidelines of ASC Topic 605 “Revenue Recognition” for revenue recognition. The registrant recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The registrant recognizes revenue from the sale of radiation sealing construction under the completed contract method accounted for as one element.

Revenue from research services recognized as service are rendered and billed each month under a term service agreement.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets:

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Stock-Based Compensation

We record stock based compensation in accordance with FASB ASC 718, Stock Compensation. ASC 718 requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.

Recent Pronouncements

We do not believe any recently issued accounting standards will have a material impact on our financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Board of Directors

Our bylaws provide that the number of directors who shall constitute the whole board shall not be less than one.  The shareholders at any annual meeting may determine the number which shall constitute the board and the number so determined shall remain fixed until changed at a subsequent annual meeting.  The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Kwang Hyun Kim	47	President/ CEO, Director, Secretary	February 4, 2013 to present
Jae Chan Kim	73	Treasurer/ CFO/ Controller	February 4, 2013 to present
Yong Hyun Chung	38	Director	February 26, 2013 to present

Officer and Director Information:

Kwang Hyun Kim, 46

Mr. Kim has been the chief executive officer, secretary and director of the registrant since February 2013.  From 2012 through today, he has been working as an assistant professor for the Industry-University Cooperation Foundation at Konyang University in addition to his duties with the registrant.  In 2011-12, he was a visiting professor at the University of Michigan in the Nuclear Engineering and Radiological Sciences.  In 2010-11, he was an assistant professor at Joonwon University for Biomedical Engineering. From 2009 to 2011, he was a Director of BAERI (Basic Atomic Energy Research Institute), which is funded by the Ministry of Education and Science. He was also a visiting professor, lecturer and assistant professor at Chosun University. He conducted his post-doctoral work at KAERI (Korean Atomic Energy Research Institute). He was CEO and Director of Research at RadTek in Korea from 2001 to 2004. He was the director of Research Center for Hyundai’s Nuclear Engineering Research Institute from 98 to 2004. Prior to that he was a researcher for Chosun University’s New Technology Research Center for Energy and Environments.  He has additional experience as a scientist and was an engineer at MeltTran Co. in Idaho Falls, Idaho. He served in the Korean military as a Researcher for Research Institute of Hannil General Industry Co, Ltd. Mr. Kim has been directing or managing a company or a research center for over a decade.  His experience in leadership and as an expert make him a logical choice to be a director, president, and CEO.  He has his received his Ph.D. in 2004 from Korea Advanced Institute of Science and Technology (KAIST) in the Department of Nuclear & Quantum Engineering.

JaeChan Kim, 73:

In addition to being the chief financial officer and controller of the registrant from February 2013 through the present, Mr. Kim has been the chief executive officer of RadTek Co., Ltd in their Korean and worldwide operations from 2004 through today.. He has a background in business development and his experiences include being the general manager of statistics and planning for the Armed Forced Combined Hospital from 1966 through 1973 in Kwangju, Korea, a company commander of the Homeland Reserve Forces at the School of Medical & Science at Cheonnam National University, Kwangju, Korea from 1973 through 1974, a director of general affairs and accounting for the Korea Rural Community Corporation from 1974 through 1996 and a director of accounting for the Sinbaram Travel Agency from 1997 through 2004. Mr. Kim has been in accounting for over 30 years.  We feel that his knowledge and experience working with finance and accounting makes him a qualified CFO.  He attended Chosun University College of Law in South Korea in 1960 but did not graduate due to military obligations.

Yong Hyun Chung, 38:

Mr. Chung’s background includes a BS in nuclear engineering from KAIST in Taejeon Korea, in 1997. He holds an MS in nuclear engineering with a focus in biomedical science and engineering in 1999 from KAIST. He received a Ph.D. in nuclear and quantum engineering in 2004 from KAIST.

His professional experience reaches from 1997 to present with experience as a visiting researcher at the Korean Basic Science Institute. From ‘97 to 2002 he was a research assistant in Radiation Detection and Medical Imaging Laboratory at KAIST. From 2002 to 2004 he worked as a visiting researcher in the department of nuclear medicine at Samsung Medical Center in Seoul, Korea. In 2003 to 2004 he was a member of the Crystal Clear Collaboration and in the same term he was a member at OpenGATE Collaboration. From 2004 to 2005 he was a researcher at the Center for Clinical Research at the Samsung Biomedical Research Institute. From 2004 to 2006 he was a postdoctoral researcher at the Crump Institute for Molecular Imaging at the David Geffen School of Medicine at UCLA in Los Angeles. From 2006 to 2010 he was an assistant professor in the Department of Radiological Science at Yonsei University. From 2010 to 2012 he was in general affairs at the Institute of Health Science at Yonsei University. From 2010 to present he has been an associate professor at the Department of Radiological Science at Younsei. He has also been from 2009 to present a Scientific Secretary for IEEE NPSS Seoul Chapter.

He is currently involved in multiple research projects to include designs for in-vivo molecular imaging and non-invasive techniques with gamma cameras, single photo emission computed tomography, position emission tomography, x-ray computed tomography and many others. He has been an expert with multiple publications and experience as presenter for international conferences on the subjects.  Mr. Chung is an expert in our field of business through his education.  We feel that his technical background qualifies him to be one of our directors.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the registrant must file a Form 4 reporting the acquisition or disposition of registrant's equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the registrant's fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  To our knowledge, based solely on a review of the copies of these reports furnished to it, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2013.

Code of Ethics Policy

During March 15, 2010, we adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE REGISTRANT FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officers for the years of 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Kwang Hyun Kim	2013	$0	n/a	n/a	n/a	n/a	n/a
CEO	2012	$0	n/a	n/a	n/a	n/a	n/a

Jae Chan Kim	2013	$17,500	n/a	n/a	n/a	n/a	n/a
CFO	2012	$17,500	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options

On January 8, 2014, the registrant adopted the 2014 Stock Option Plan that provides for the granting of stock options to acquire up to 20,000,000 common shares of the registrant to eligible employees, directors and persons affiliated with the registrant.  On January 14, 2014, the Company issued under the 2014 Stock Option Plan 20,000,000 common shares to two employees and three consultants. Total value received for service rendered was $880,000.

No other stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.  No individual agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.  As such, the board of directors shall undertake these tasks for the foreseeable future.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years.

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

There are currently 121,336,800 common shares issued and outstanding (1).  The following table sets forth the number and percentage of common shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and address	Securities Owned	Percentage Owned
Kwang Hyun Kim (2)	71,977,250	59.32%
Jae Chan Kim (2)	0	0%

Yong Hyun Chung (2)	0	0%

All Officers and Directors As a Group (three persons)	71,977,250	59.32%

(1) This amount does not include the 55,375,000 treasury shares owned by RadTek Co., Ltd.

 (2) The address for each of the persons listed above is c/o 9900 Corporate Campus Dr, Suite 3000 c/o PEG, Louisville, KY 40223

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholder Borrowings

The registrant, on an as need basis, borrows funds from Kwang Hyun Kim, our chief executive officer.  The borrowings are unsecured and repayment is made at the registrant’s discretion.  The borrowings do not have a set repayment period, and are due on request.  The borrowings do not bear an interest rate.  Total borrowing as of June 30, 2014 and December 31, 2013 were $310,733 and $249,298 respectively.  As of the date of this prospectus, the registrant has received total borrowings of $310,733 from Mr. Kim.  No amounts have been repaid.

Director Independence

The registrant’s board of directors consists of Kwang Hyun Kim and Yong Hyun Chung. Neither Kim nor Chung are independent as such term is defined by a national securities exchange or an inter-dealer quotation system.  During the year ended December 31, 2013, there were no transactions with related persons other than as described in the section above.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

Authorized Capital

The total number shares that the registrant has the authority to issue is one billion, nine hundred ninety million (1,990,000,000) common shares, par value $0.001, and ten million (10,000,000) preferred shares, par value $0.001.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The preferred stock of the registrant has the following powers, rights, qualifications, limitations and restrictions:

    1.    The holders of the preferred stock shall be entitled to one vote for each share of preferred stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of preferred stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the preferred stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of preferred shares held by each.

Transfer Agent

The registrant has retained the services of Interwest Transfer Co., Inc., located at 1981 E. Murray Holladay Rd., Salt Lake City, UT 84117.  After completion of this offering, the registrant intends to continue retaining the services of Interwest Transfer Co., Inc.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 121,336,800 common shares outstanding, none of which may be freely traded without registration or an applicable exemption.  The 14,800,000 common shares being registered pursuant to this registration statement shall be free tradable upon the effective date of the registration statement.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

1) Previous Independent Auditors:

a. On June 30, 2013, Kim and Lee Corporation, CPAs resigned as the registrant’s registered independent public accountant.  On August 6, 2013, the registrant engaged PLS CPA, a Professional Corporation (“PLS”) as its new independent registered public accountant.

b. For the year ended December 31, 2012, Kim and Lee’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except for a going concern opinion and a scope limitation due to being unable to observe physical inventory during the year ended December 31, 2011.  As a result, they were unable to determine whether any adjustments were necessary in the financial statements for the year ended December 31, 2012.

c. The decision to engage PLS was approved by the registrant’s board of directors.

d. Through the period covered by the financial audit for the year ended December 31, 2012 there have been no disagreements with Kim and Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kim and Lee would have caused them to make reference thereto in their report on the financial statements.  For the interim period through June 30, 2013 (the date of dismissal), there have been no disagreements with Kim and Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kim and Lee would have caused them to make reference thereto in their report on the financial statements.

e. We have authorized Kim and Lee to respond fully to any inquiries of PLS.

f. During the year ended December 31, 2012 and the interim period through July 1, 2013, there have been no reportable events between the registrant and Kim and Lee as set forth in Item 304(a)(1)(v) of Regulation S-K.

g. The registrant provided a copy of the foregoing disclosures to Kim and Lee prior to the date of the filing of this report and requested that Kim and Lee furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form S-1/A.

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)  Market Information.  Our common stock, par value $0.001, is listed on the OTCQB under the symbol RDTK.

The following table sets forth the range of high and low bid quotations for our common stock.  The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended	High Bid*	Low Bid*
3/31/13	.02	02
6/30/13	.02	.02
9/30/13	.05	.02
12/31/13	.04	.03

3/31/12	0.004	0.004
6/30/12	0.004	0.0002
9/30/12	.004	0.0002
12/30/12	.02	.02

*As adjusted to reflect 50 for 1 forward split completed on January 15, 2014.

b)  Holders.  At October 20, 2014, there were approximately 17 shareholders of the registrant.

c)  Dividends.  Holders of our common shares are entitled to receive such dividends as may be declared by our board of directors.  No dividends on our common shares has ever been paid, and we do not anticipate that dividends will be paid on our common shares in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

e)  Performance graph.  Not applicable.

f)  Sale of unregistered securities.

On November 26, 2013, the registrant entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the registrant purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares of the registrant.

As of December 31, 2013, the registrant holds 55,375,000 common shares ($375,053) as treasury stocks recorded as capital adjustment.

On January 15, 2014, the board of directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split.  All share amounts have been retroactively adjusted for all periods presented.

On January 14, 2014, the Company issued 20,000,000 common shares to two employees and three consultants valued at the market close and recorded as $435,736 in selling and administrative expenses and $435,736 in consulting fees, respectively, for an aggregate expense of $871,472.

    Item 5(b)  Use of Proceeds.  Not applicable.

    Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.

During 2013 and 2012, we did not repurchase any of our common shares.

EXPERTS

The financial statements of the registrant as of December 31, 2013 appearing in this prospectus and in the registration statement have been audited by PLS CPA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of the registrant as of December 31, 2012 appearing in this prospectus and in the registration statement have been audited by Kim and Lee Corporation, CPAs, an independent registered public accounting firm and are included in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

RadTek, Inc.

9900 Corporate Campus Drive

Suite 3000, c/o PEG

Louisville, Kentucky 40223

Telephone: (502) 657-6005

Our fiscal year ends on December 31st.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

RadTek, INC.

Consolidated Financial Statements

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

   49

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheets as of December 31, 2013

and 2012

   51

Consolidated statements of operations for the years

ended December 31, 2013 and 2012

   52

Consolidated statements of stockholders’ equity for

the years ended December 31, 2013 and 2012

   53

Consolidated statements of cash flows for the years

ended December 31, 2013 and 2012

   54

Notes to consolidated financial statements

   56

Consolidated balance sheets as of June 30, 2014

and December 31, 2013

   66

Consolidated statements of operations for the three and six

months ended June 30, 2014 and 2013

   67

Consolidated statements of cash flows for the six

months ended June 30, 2014 and 2013

   68

Notes to consolidated financial statements

   69

PLS CPA, A Professional Corporation

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

RadTek, Inc.

We have audited the accompanying consolidated balance sheet of RadTek, Inc. as of December 31, 2013 and the related consolidated statements of income, changes in shareholders’ deficit and cash flow for the year then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RadTek, Inc. as of December 31, 2013, and the result of its operation and its cash flow for the year then ended in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses over past years and working capital deficits raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

PLS CPA, A Professional Corporation

April 15, 2014

San Diego, CA. 92111

KIM & LEE CORPORATION, CPAS

3600 WILSHIRE BLVD., SUITE 1814, LOS ANGELES, CA 90010

TEL:  213-387-6000    FAX:  213-387-2473

E-mail:  jwk@kimleecpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of RadTek Co., Ltd.

Daejeon, South Korea

We have audited the accompanying financial statements of RadTek Co. Ltd., (a Republic of Korea company, the “Company”), which comprises the balance sheet as of December 31, 2012, and the related statements of operations, changes in shareholders’ deficit and cash flow for the year then ended, and the related notes to the financial statements. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the result of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s recurring losses over past years and working capital deficits raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kim and Lee Corporation, CPAs

Los Angeles, California

May 31, 2013

RADTEK, INC.

(Formerly USChina Taiwan, Inc.)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 and 2012

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$106,908	$8,339
Accounts receivable, net	52,748	63,006
Prepaid expenses and other assets	560,462	64,883
Inventories	-	11,551
Total Current assets	720,118	147,779

Investment	4,998	352,000
Property and equipment, net	-	3,390
Intangible assets	98,303	100,732
Security deposits	28,428	28,174
	131,729	484,296
Total assets	$851,847	$632,075

Liabilities and equity
Current liabilities:
Trade and other payables	$157,556	$230,240
Short-term borrowings	145,648	185,007
Advances from related party	249,298	283,213
Advance payments on contracts	263,561	410,068
Other current liabilities	93,032	11,343
	909,095	1,119,871
Non-current liabilities:
Accrued severance benefits, net	25,165	-
	25,165	-
Total liabilities	934,260	1,119,871

Equity:
Preferred Stock:
Authorized: 10,000,000 shares, $0.001 par value
Issued and outstanding shares: 0
Common stock;
Authorized: 1,990,000,000 shares, $0.001 par value
Issued and outstanding: 101,336,800 and 65,000,000 shares
as of December 31, 2013 and 2012, respectively	156,712	65,000
Additional paid-in capital	778,511	638,164
Treasury Stock (55,375,000 shares)	(375,053)
Accumulated other comprehensive loss	(50,977)	(75,983)
Accumulated deficits	(591,606)	(1,114,977)

Total equity	(82,413)	(487,796)
Total liabilities and equity	$851,847	$632,075

See the notes to the consolidated financial statements.

RADTEK, INC.

(formerly USChina Taiwan, Inc.)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	December 31, 2013	December 31, 2012
Net revenues	$2,549,372	$336,764

Cost of sales	1,573,541	344,203

Gross profit	975,831	(7,439)

Operating expenses :
Depreciation and Amortization	11,372	16,193
Selling and administrative expenses	421,094	295,205

Total Operating expenses	432,466	311,398

Gain(Loss) from operations	543,365	(318,837)

Other income(expenses) :
Interest expense, net	(6,916)	(7,594)
Loss on investment valuation	(22,580)	0
Foreign exchange transaction gain (loss)	3,399	3,722
Other income, net	6,103	5
	(19,994)	(3,867)
Income for the year before tax	523,371	(322,704)
Provision for income tax	0	0
Net income	523,371	(322,704)

Other Comprehensive income (loss)
Foreign currency translation adjustments	25,006	(42,560)

Comprehensive income (loss)	$548,377	$(365,264)

Net income (loss) per common share-basic and diluted	$0.01	$(0.01)

Weighted average number of common stock outstanding	70,621,350	65,000,000

See the notes to the consolidated financial statements.

RADTEK, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Common	Common	Additional	Treasury	Accumulated	Accumulated	Total
	Stock	Stock	Paid-in	Stock	Other	Deficit
		Amounts	Capital		Comprehensive
					Loss
Balance, December 31, 2011	65,000,000	$65,000	$638,164	$-	$(33,423)	$(792,273)	$(122,532)

Net Loss	-	-	-	-	-	(322,704)	(322,704)
Foreign currency translation adjustment	-	-	-	-	(42,560)	-	(42,560)
Balance, December 31, 2012	65,000,000	65,000	638,164	-	(75,983)	(1,114,977)	(487,796)

Treasury Stock	-	-	-	(375,053)	-	-	(375,053)
Stock issuance for cash	30,000,000	30,000	252,646	-	-	-	282,646
Recapitalization	61,711,800	61,712	(112,299)	-	-	-	(50,587)
Net income	-	-	-	-	-	523,371	523,371
Foreign currency translation adjustment	-	-	-	-	25,006	-	25,006
Balance, December 31, 2013	156,711,800	$156,712	$778,511	$(375,053)	$(50,977)	$(591,606)	$(82,413)

On January 15, 2014, the Company effectuated a forward split of common stock at 50 to 1.  All shares amounts have been retroactively adjusted for all periods presented.

See the notes to the consolidated financial statements.

RADTEK, INC.

(Formerly USChina Taiwan, Inc.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$523,371	$(322,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,372	10,289
Severance benefits	24,252	-
Loss on investment valuation	22,580	-
Change in assets and liabilities, net of the effect of acquisitions:
Accounts receivable	10,258	(36,721)
Inventory	11,551	58,871
Prepaid expenses and other assets	(494,947)	(2,631)
Accounts payable	(74,050)	137,783
Advance payments on contracts	(146,507)	387,535
Accrued liabilities and other liabilities	81,689	175
Net cash provided by (used in) operating activities	(30,431)	232,597

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition on available-for-sale-security	(28,428)	-
Acquisition on investment	(15,763)	(352,000)
Cash acquired from acquisition	100	-
Net cash used in investing activities	(44,091)	(352,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issuance	282,646	-
Proceeds from short-term borrowings	-	44,139
Borrowing from related parties	(33,915)	28,127
Repayment of short-term borrowing	(39,359)	-
Net cash provided by financing activities	209,372	72,266

Net decrease in cash and cash equivalent	134,850	(47,137)
Effect of exchange rate changes	(36,281)	13,059
Cash and cash equivalent at beginning of year	8,339	42,417

Cash and cash equivalent at end of year	$106,908	$8,339

RADTEK, INC.

(Formerly USChina Taiwan, Inc.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Continued from previous page)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$6,564	$7,605
Cash paid for taxes	$-	$-

Significant non-cash investing and financing activities:
Prepaid expenses increased due to acquisition	$632	$-
Accounts payable increased due to acquisition	1,366	-
Treasury stock increased due to acquisition	375,053	-
	$377,051	$-

See the notes to the consolidated financial statements.

Radtek, Inc.

(Formerly USChina Taiwan, Inc.)

Consolidated Notes to Financial Statements

December 31, 2013 and 2012

Note 1 – Nature of Business

(a) Description of Business

RadTek, Inc. (Formerly USChina Taiwan, Inc.) (the “Company”) was incorporated in Nevada on December 18, 2009, under the laws of the State of Nevada, for the purpose of providing management consulting services to the small or median sized private companies in the Taiwan that want to look for business partners, or agencies, or financing resources, or to become public through IPO or reverse merger in the United States, or Canada.

The Company was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010. As of March 18, 2013 the company filed with the Nevada Secretary of State and subsequently with the SEC and FINRA for a name change to RadTek, Inc., change to the Articles of Incorporation. With this the ticker of the company also changed to RDTK and created a class of preferred stock with 10,000,000 shares issuable. No preferred shares have been issued to date.

On November 26, 2013, the Company acquired RadTek, Co. Ltd. RadTek, Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering. As the market in this field is dominated by high-priced systems for large users, the Company aims to focus on the niche market of small users by offering low-cost models.

On December 31, 2012, RadTek, Co., Ltd. entered into an agreement to acquire a company (a Nevada corporation) listed on “Over-the-Counter” Market of the United States. This transaction was completed in February 2013, and has resulted in the acquisition of 89.6% of the outstanding voting shares of the listed company at the consideration of $367,000 including transaction expenses. All amounts recorded as treasury stock in consolidated balance sheet as of December 31, 2013.

On November 26, 2013, the Company entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the Company purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares of the Company.  RadTek Co. Ltd. shall be a wholly owned subsidiary of the Company. RadTek, Co. Ltd. is treated as the “accounting acquirer” in the accompanying financial statements. In the transaction, the Company issued 95,000,000 common shares to the shareholders of RadTek, Co. Ltd.; such shares represented, immediately following the transaction, 94% of the outstanding shares of the Company (excluding treasury stock of 55,375,000 shares).  The transaction was accounted for as a “reverse merger” and a reverse recapitalization and the issuances of common stock were recorded as a reclassification between paid-in-capital and par value of Common Stock.

On January 15, 2014, the Board of Directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split. All share amounts have been retroactively adjusted for all periods presented.

(b) Going Concern Considerations

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in stockholders’ accumulated deficits of approximately $82 thousand and a working capital deficit of approximately $189 thousand at December 31, 2013.  These conditions raise uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its products and attain profitable operations. It is the intent of management to continue to raise additional capital to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. However, there can be no assurance that the Company will be able to secure such additional funds or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 – Significant Accounting Policies

The Company follows accounting principles generally accepted in the United States of America in the preparation of its financial statements. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies conform to the U.S. GAAP, and have been consistently applied. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

(a)

Basis of Accounting

The Company's consolidated financial statements are prepared using the accrual method of accounting. These consolidated statements include the accounts of the Company and its subsidiary RadTek, Co. Ltd. a Korean Corporation.  All significant intercompany transactions and balances have been eliminated. The Company has elected a December 31 year-end.

(b) Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments, valuation of deferred tax assets and allowance for doubtful accounts. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(c) Operation in Foreign Country

Substantially, all of the Company’s operations are carried out in the Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

(d) Foreign Currency Translation and Transaction

The financial position and results of operations of the Company are measured using the foreign local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(e) Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. For financial statement purposes, all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased are considered to be cash equivalent. Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.

(f) Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and aging data. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(g) Inventory

Inventories, consisting of raw materials and finished goods, are stated at lower of cost or market where cost is computed on a first in, first out basis.

(h) Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets:

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

(i) Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(j) Intangible Assets Other Than Goodwill

The Company follows guidelines of FASB Accounting Standards Codification (“ASC”) Topic 350 “Intangibles – Goodwill and Other” with regards to accounting and reporting of intangible assets other than goodwill. Intangible assets that have finite lives are amortized over the period during which the asset is expected to contribute directly or indirectly to future cash flows of the entity. Intangible assets that have finite lives are evaluated for impairment when events and circumstances warrant. Intangible assets that have indefinite lives are not amortized. They are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangibles asset with its carrying amount.

(k) Accrued Severance Benefits

Employees with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with the Company based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees were to terminate their employment as of the balance sheet date.

(l) Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs and subcontract fees.

(m) Revenue Recognition

The Company follows guidelines of ASC Topic 605 “Revenue Recognition” for revenue recognition. The Company recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company recognizes revenue from the sale of radiation sealing construction under the completed contract method accounted for as one element.

Revenue from research services recognized as service are rendered and billed each month under a term service agreement.

(n) Fair Value of Financial Instruments

The Company follows ASC Topic 820 “Fair Value Measurements and Disclosures” to measure the fair value of its financial instruments and to make disclosures about fair value of its financial instruments. Topic 820 requires the categorization of the fair value of financial instruments into three broad levels which form a hierarchy.

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company follows this hierarchy for its financial instruments. The classifications are based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial assets and liabilities, such as cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair values because of the short maturity of these instruments.

(o) Net Income (Loss) per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings per Share.” Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the periods ended December 31, 2013 and 2012

(p) Related Parties

The Company follows ASC Topic 850 “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

(q) Commitment and Contingencies

The Company follows subtopic ASC Topic 450 “Contingencies” to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such an assessment inherently involves an exercise of judgment. As of December 31, 2013, management is not aware of any such contingencies that would have a material adverse effect on the Company’s financial position or results of operations.

(r) Recent Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted. The adoption did not have a significant impact on the Company’s financial statements.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption did not have a significant impact on the Company’s financial statements.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).  This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012. Earlier implementation is permitted. The adoption did not have a significant impact on the Company’s financial statements.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Inventories

Inventories consist of the following as of December 31, 2013 and 2012:

	2013	2012
Raw materials	$ -	$ 11,551
Finished goods	-	-
Total	$ -	$ 11.551

Note 4 – Property and Equipment

The Company’s property and equipment consists of the following as of December 31, 2013 and 2012:

	2013	2012
Equipment and fixture	$ 78,705	$ 70,192
Automobile	23,675	24,320
	102,380	94,512
Accumulated depreciation	(10,380)	(91,122)

Net property and equipment	$ -	$ 3,390

Depreciation expenses for the years ended December 31, 2013 and 2012 were $5,298 and $10,289, respectively.

Note 5 – Investment

The Company invested W30,000,000 (about US$28,000) in KTEX Ltd. in 2012. The Company has ownership of 3% of KTEX. The Company recognized loss on investment of $22,580 in 2013.

Note 6 – Intangibles

The Company’s intangible assets are composed of the following as of December 31, 2013 and 2012:

	2013	2012
Patents	$ 13,564	$ 12,867
Technical rights	113,581	108,714
	127,145	121,581
Accumulated amortization	(28,842)	(20,849)

Intangible assets, net	$ 98,303	$ 100,732

Direct costs incurred in obtaining patents and technical rights are capitalized. These patents and rights are subject to amortization as their lives are statutorily limited in South Korea, typically over the period of twenty years. Accordingly, they are being amortized over the statutory lives. Management considered recoverability of the balances of these assets and determined that no adjustment was necessary as of December 31, 2013.

Amortization expenses for the years ended December 31, 2013 and 2012 were $6,075 and $5,904, respectively.

Note 7 – Short-term Borrowings

Short term borrowings consist of the following as of December 31, 2013 and 2012:

	2013	2012
Note payable to a bank at interest rate of 4.95%. The line matures in November 2014.	$ 145,648	$ 140,868
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	-	23,478
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	-	20,661
Total short-term borrowings	$ 145,648	$ 185,007

Note 8– Advances from Related Party

The Company, on an as need basis, borrows funds from a shareholder. The borrowings are unsecured and payments are made at the Company’s discretion. The borrowings are non-interest rate.  Total borrowing as of December 31, 2013 and 2012 were $249,298 and $283,213 respectively.

Note 9 – Income Tax

The Company has net operating losses carried forward of $591,606 (2012-$1,114,977) available to offset taxable income in the future years which expire within 20 years (Korea 10 years).

The Company is subject to Korean Corporate Tax at approximate rate of 22% and to United States federal and state income taxes at approximate rate of 35%. The reconciliation of the provision for income taxes to the Company’s income tax expense as reported is as follows:

	December 31, 2013	December 31, 2012
Net income (loss) before income taxes per financial statements
Korea	$ 532,112	$ (322,704)
United States	(8,741)	-
Total	523,371	(322,704)

Provision for taxes
Korea	$ -	$ -
United States	-	-
Total	$ -	$ -
Effective tax rate	-	-

The significant components of deferred income tax assets and liabilities at December

31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Net operating loss carry forward	148,015	245,295
Valuation allowance	(148,015)	(245,295)
Net	-	-

Note 10 – Common stock

On November 26, 2013, the Company entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the Company purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares of the Company.

As of December 31, 2013, the Company holds 55,375,000 common shares ($375,053) as treasury stocks recorded as capital adjustment.

On January 15, 2014, the Board of Directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split. All share amounts have been retroactively adjusted for all periods presented.

Note 11 – Significant contracts

On October 11, 2013, the Company entered into a supply contract with Joongsun ITC Co. Ltd. The Company is working in order to supply security solutions and security server, which is worth W882 million won (US$ 840 thousand).

On November 28, 2013, the Company entered into a supply contract with Korea Transport Network Express Co. Ltd. The Company is working in order to supply X-ray inspection equipment and total solutions for radiation detection, which are worth W700 million won (US$ 656 thousand). Contract term is 6 month.

December 31, 2013, RadTek, Inc. won the tender offer for X-ray Liner Accelerator for container retrieval system, which is worth US$ 945,447 from Korea Institute of Ocean Science & Technology. RadTek, Inc. entered into a final contract with Korea Institute of Ocean Science & Technology in February 13, 2014.

Note 12 – Subsequent Event

The Company follows the guidance in ASC Topic 855 “Subsequent Events” for the disclosure of subsequent events. The Company evaluated subsequent events through the date of the financial statements were issued.

On January 15, 2014, the Board of Directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split.

On January 8, 2014, the Company adopted the 2014 Stock Option Plan which provides for the granting of stock options to acquire up to 20,000,000 common shares of the Company to eligible employees, directors and persons affiliated with the Company.  On January 14, 2014, the Company issued under the 2014 Stock Option Plan 20,000,000 common shares to two employees and three consultants. Total value received for service rendered was $880,000.

RADTEK, INC.

Consolidated Balance Sheets

As of June 30, 2014 and December 31, 2013

	June 30, 2014	December 31, 2013
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$780,406	$106,908
Accounts receivable, net	101,401	52,748
Prepaid expenses and other assets	1,348,235	560,462
Total Current assets	2,230,042	720,118
		.
Investment	5,199	4,998
Property and equipment	-	-
Intangible assets	98,987	98,303
Security deposits	29,574	28,428
	133,760	131,729

Total assets	$2,363,802	$851,847

Liabilities and equity
Current liabilities:
Accounts and other payables	$283,881	$157,556
Short-term borrowings	147,870	145,648
Advances from related party	310,733	249,298
Advance receipts on contracts	1,613,890	263,561
Loan from related party	65,000	-
Other current liabilities	106,236	93,032
	2,527,610	909,095
Non-current liabilities:
Accrued severance benefits	28,159	25,165
	28,159	25,165

Total liabilities	2,555,769	934,260

Equity:
Preferred Stock;
Authorized: 10,000,000 shares, $0.001 par value
Issued and outstanding shares: 0
Common stock
Authorized: 1,990,000,000 shares, $0.001 par value
Issued: 176,711,800 and 156,711,800 shares
Outstanding: 121,336,800 and 101,336,800 shares
as of June 30, 2014 and December 31, 2013, respectively	176,712	156,712
Additional Paid-in capital	1,638,514	778,511
Treasury Stock (55,375,000 shares)	(375,053)	(375,053)
Accumulated other comprehensive loss	(90,525)	(50,977)
Accumulated deficits	(1,541,615)	(591,606)

Total equity	$(191,967)	$(82,413)

Total liabilities and equity	$2,363,802	$851,847

The accompanying notes are an integral part of these financial statements.

 RADTEK, INC

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2014 and 2013

Three Months Ended			Six Months Ended

June 30, 2014		June 30, 2013	June 30, 2014	June 30, 2013
Net revenues	$54,534	$580,879	$241,366	$717,799

Cost of sales	41,389	333,857	166,017	323,060

Gross profit	13,145	247,022	75,349	394,739

Operating expenses :
Depreciation and Amortization	1,615	2,033	3,171	4,066
Consulting fees	0		435,736
Selling and administrative expenses	77,992	172,544	594,291	237,881

Total Operating expenses	79,607	174,577	1,033,198	241,947

Gain(Loss) from operations	(66,462)	72,445	(957,849)	152,792

Other income(expenses) :
Interest expense, net	(1,384)	(1,888)	(3,341)	(3,981)
Foreign exchange transaction gain (loss)	24,601	(507)	15,575	249
other income, net	(2,603)	1,815	(4,394)	2,724
	20,614	(580)	7,840	(1,008)
Income for the year before tax	(45,848)	71,865	(950,009)	151,784
Provision for income tax	-		-	-
Net income	(45,848)	71,865	(950,009)	151,784

Other Comprehensive income (loss)
Foreign currency translation adjustments	(39,307)	99,218	(39,548)	127,582

Comprehensive income (loss)	$(85,155)	$171,083	$(989,557)	$279,366

Earnings per share:
	$(0.00)	$0.00	$(0.01)	$0.00
	176,711,800	65,000,000	147,740,805	65,000,000

  The accompanying notes are an integral part of these financial statements.

RADTEK, INC

Consolidated Statement of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2014 and 2013

	June 30, 2014	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Gain(loss)	$(950,009)	$151,784
Adjustments to reconcile net loss to net cash used in operating activities:
- Depreciation and amortization	3,171	4,066
- Severance benefits	2,994	21,710
- Stock based compensation	871,472	-
Change in assets and liabilities, net of the effect of acquisitions:
- Accounts receivable	(48,653)	(101,799)
- Inventory	0	(13,073)
- Prepaid expenses and other assets	(787,773)	7,409
- Accounts payable and other payable	126,325	52,320
- Advance receipts on contracts	1,350,329	(391,411)
- Accrued liabilities and other liabilities	13,204	(11,343)
Net cash provided by (used in) operating activities	581,060	(280,337)

CASH FLOWS FROM INVESTING ACTIVITIES:
Goodwill	0	15,000
Net cash used in financing activities	0	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
- Proceeds from short-term borrowings	0	(54,538)
- Loan from related party	65,000
- Advances from related parties	61,435	260,550
Net cash provided by financing activities	126,435	206,012

Net decrease in cash and cash equivalent	707,495	(89,325)
Effect of exchange rate changes	(33,997)	132,840
Cash and cash equivalent at beginning of year	106,908	8,339

Cash and cash equivalent at end of year	$780,406	$51,854

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	3,341	3,981

The accompanying notes are an integral part of these financial statements.

RadTek, Inc.

Consolidated Notes to the Financial Statements

June 30, 2014 (Unaudited)

Note 1 – Nature of Business

(a) Description of Business

RadTek, Inc. (the “Company”) was incorporated in Nevada on December 18, 2009, under the laws of the State of Nevada, for the purpose of providing management consulting services to the small or median sized private companies in the Taiwan that want to look for business partners, or agencies, or financing resources, or to become public through IPO or reverse merger in the United States, or Canada.

The Company was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010. As of March 18, 2013 the company filed with the Nevada Secretary of State and subsequently with the SEC and FINRA for a name change to RadTek, Inc., change to the Articles of Incorporation. With this the ticker of the company also changed to RDTK and created a class of preferred stock with 10,000,000 shares issuable. No preferred shares have been issued to date.

On November 26, 2013, the Company acquired RadTek, Co. Ltd. RadTek, Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering. As the market in this field is dominated by high-priced systems for large users, the Company aims to focus on the niche market of small users by offering low-cost models.

On December 31, 2012, RadTek, Co., Ltd. entered into an agreement to acquire a company (a Nevada corporation) listed on “Over-the-Counter” Market of the United States. This transaction was completed in February 2013, and has resulted in the acquisition of 89.6% of the outstanding voting shares of the listed company at the consideration of $367,000 including transaction expenses. All amounts recorded as treasury stock in consolidated balance sheet as of December 31, 2013.

On November 26, 2013, the Company entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the Company purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares (post stock split) of the Company.  RadTek Co. Ltd. shall be a wholly owned subsidiary of the Company. RadTek, Co. Ltd. is treated as the “accounting acquirer” in the accompanying financial statements. In the transaction, the Company issued 95,000,000 common shares to the shareholders of RadTek, Co. Ltd.; such shares represented, immediately following the transaction, 94% of the outstanding shares of the Company(excluding treasury stock of 55,375,000 shares).  The transaction was accounted for as a “reverse merger” and a reverse recapitalization and the issuances of common stock were recorded as a reclassification between paid-in-capital and par value of Common Stock.

On January 15, 2014, the Board of Directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split.

(b) Basis of Presentation and Going Concern Considerations

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The accompanying financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs.  The Company’s ability to continue as a going concern is highly dependent upon management’s ability to increase near-term operating cash flows and obtain additional working capital through the issuance of debt and or equity.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

These consolidated financial statements present the financial condition, and results of operations and cash flows of the operating companies.

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in stockholders’ accumulated deficits of approximately $192 thousand and a working capital deficits of approximately $298 thousand at June 30, 2014.  These conditions raise uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its products and attain profitable operations. It is the intent of management to continue to raise additional capital to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. However, there can be no assurance that the Company will be able to secure such additional funds or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 – Investment

The Company invested W30,000,000 (about US$28,000) in KTEX Ltd. in 2012. The Company has ownership of 3% of KTEX. The Company recognized loss on investment of $22,580 in 2013.

Note 3 – Intangibles

The Company’s intangible assets are composed of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Patents	$ 14,110	$ 13,564
Technical rights	118,160	113,581
	132,270	127,145
Accumulated amortization	(33,283)	(28,842)
Intangible assets, net	$ 98,987	$ 98,303

Direct costs incurred in obtaining patents and technical rights are capitalized. These patents and rights are subject to amortization as their lives are statutorily limited in South Korea, typically over the period of twenty years. Accordingly, they are being amortized over the statutory lives. Management considered recoverability of the balances of these assets and determined that no adjustment was necessary as of June 30, 2014.

Amortization expenses for the six months and year ended June 30, 2014 and December 31, 2013 were $3,171 and $6,075, respectively.

Note 4 – Short-term Borrowings

Short term borrowings consist of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013
Note payable to a bank at interest rate of 4.95%. The line matures in November 2014.	$147,870	$145,648
Total short-term borrowings	$147,870	$145,648

Note 5– Advances from Related Party

The Company, on an as need basis, borrows funds from a shareholder. The borrowings are unsecured and payments are made at the Company’s discretion. The borrowings are non-interest rate.  Total borrowing as of June 30, 2014 and December 31, 2013 were $310,733 and $249,298 respectively.

Note 6 – Loan agreement

On April 1, and May1, 2014, the Company entered loan agreement of $50,000 and $50,000 with related party, respectively. The interest is 2% per annum. As of June 30, 2014, the Company borrowed $65,000 from related party.

Note 7 – Common stock

On November 26, 2013, the Company entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the Company purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares of the Company.

As of December 31, 2013, the Company holds 55,375,000 common shares ($375,053) as treasury stocks recorded as capital adjustment.

On January 15, 2014, the Board of Directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split.

On January 14, 2014, the Company issued 20,000,000 common shares to two employees and three consultants valued at the market close and recorded as $435,736 in selling and administrative expenses and $435,736 in consulting fees, respectively, for an aggregate expense of $871,472.

Note 8 – Significant contracts

On October 11, 2013, the Company entered into a supply contract with Joongsun ITC Co. Ltd. The Company is working in order to supply security solution and security server, which is worth W882 million won (US$ 870 thousand). As of June 30, the company received $858,000 as advance from Joongsun ITC and paid $781,000 as advance to several vendors.

On November 28, 2013, the Company entered into a supply contract with Korea Transport Network Express Co. Ltd. The Company is working in order to supply X-ray inspection equipment and total solutions for radiation detection, which are worth W700 million won (US$ 690 thousand). Contract term is 6 month.

On February 13, 2014, the Company had a contract with Korea Procurement Service that is delivering a X-ray Linear Accelerator of Cargo Inspection System (CIS) to Korea Research Institute of Ships and Ocean (KRISO) which runs under authority of Korea Institute of Ocean Science of Technology (KIOST) and funded by Korea Ministry of Maritime Affairs. The total amount of the contract is 945,000 USD. Under the payment term, 80% before shipment and 20% after the delivery, the Company has received 756,000 USD, the 80%, from KIOST on May 23, 2014. The last 20% will be received after the delivery due date which is September 5, 2014.

Note 9 – Investment Agreement and Marketing Agreement

On April 22, 2014, the Company entered into an investment agreement and a corresponding registration rights agreement with Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership.  Under the terms of the investment agreement, Dutchess will invest up to $20,000,000 to purchase the Company’s common shares.  From time to time, the Company may deliver a put notice to Dutchess which states the dollar amount of shares they wish to sell.  This amount shall be equal to up to either 1) 300% of the average daily US market value of the common stock for three trading days prior to the date of the put notice, or 2) $300,000.

Once a put notice has been delivered to Dutchess, Dutchess will purchase the shares at a price equal to 95% of the lowest daily volume weighted average price of the common stock for the five consecutive trading days following delivery of the put notice.  The closing date for the put notice is at the end of that five day period.  If the Company has not issued the shares at the end of that period, they agree to pay a cumulative late fee for each trading day beyond the closing date.

Dutchess cannot purchase more than 4.99% of the total common shares outstanding as of the closing date.

Dutchess is not obligated to purchase any shares unless 1) a registration statement has been declared effective and remains effective and available for the resale of all registerable securities at all times until the closing of each subject put notice; 2) the common stock is listed on a principal trading market and is not suspended from trading; 3) the Company has not breached the terms of the investment agreement or the registration agreement; 4) no injunction has been issued prohibiting the purchase or issuance of the securities; and 5) the issuance of shares will not violate any shareholder approval requirements of the principal trading markets.

The investment agreement terminates when Dutchess has purchased an aggregate of $20,000,000 of the Company’s common stock pursuant to the agreement, upon written notice of the registrant to Dutchess, or on April 22, 2017.

Under the terms of the registration rights agreement, the Company shall register up to 40,000,000 common shares for resale.  No other securities shall be registered under this agreement without the written approval of Dutchess.

Note 10 – Subsequent Event

The Company follows the guidance in ASC Topic 855 “Subsequent Events” for the disclosure of subsequent events. The Company evaluated subsequent events through the date of the financial statements were issued.

On July 2, 2014, the Company entered loan agreement of $60,000 with related party.

14,800,000 Common Shares on behalf of the Selling Stockholder

Prospectus

RadTek, Inc.

October 20, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 158.42
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$ 25,000.00
Accounting Fees and Expenses	$ 5,000.00
Miscellaneous	$ 800.00
TOTAL	$ 32,458.42

Item 14.  Indemnification of Directors and Officers

The registrant shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the registrant and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the registrant or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

On November 26, 2013, the registrant entered into a definitive agreement with RadTek, Co. Ltd.’s shareholders.   Pursuant to the agreement, the registrant purchased all of the outstanding securities of the RadTek, Co. Ltd. (1,900,000) in exchange for 95,000,000 common shares of the registrant.

On November 26, 2013, the registrant owed Mr. Kim, our CEO, a debt of $282,646.  The board of directors agreed to convert this debt into 600,000 shares of the registrant before the forward split.  After the 50-1 forward split occurred on January 15, 2014, Mr. Kim had a total of 30,000,000 shares issued to him in total for the fulfillment of that debt.  These shares were issued under the Section 4(a)(2) private offering exemption.  Mr. Kim is able to bear the investment’s economic risk, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

As of December 31, 2013, the registrant holds 55,375,000 common shares ($375,053) as treasury stocks recorded as capital adjustment.

On January 15, 2014, the board of directors approved to increase authorized common shares from 60,000,000 common shares, par value $0.001 to 1,990,000,000 common shares, par value $0.001 per common shares and to effectuate a forward split of RadTek’s common stock at an exchange ratio of 50 for 1 so that each outstanding common share before the forward split shall represent 50 common shares after the forward split. All share amounts have been retroactively adjusted for all periods presented.

On January 14, 2014, the Company issued 20,000,000 common shares to two employees and three consultants valued at the market close and recorded as $435,736 in selling and administrative expenses and $435,736 in consulting fees, respectively, for an aggregate expense of $871,472.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit          Description

  3.1          Articles of Incorporation and amendments.  The March 18, 2013 amendment will be filed by amendment.

  3.2          By-Laws.  Incorporated by reference to the Form S-1 filed April 29, 2014

   5            Consent and Opinion of J.M. Walker & Associates regarding the legality of the securities being registered.  Incorporated by reference to the

                    Form S-1 filed April 29, 2014

  10.1        Investment agreement between RadTek, Inc. and Dutchess Opportunity Fund,

                     II, LP.  Incorporated by reference to the Form S-1 filed April 29, 2014

  10.2        Contract between RadTek, Inc. and Joongsun ITC Co. Ltd.  Incorporated by

                     reference to the Form S-1/A filed June 25, 2014

  10.3        Contract between RadTek, Inc. and Korea Transport Network Express Co. Ltd.

                     Incorporated by reference to the Form S-1/A filed June 25, 2014

  10.4        Contract between RadTek, Inc. and Korea Research Institute of Ships and

                    Ocean, which is managed by the Korea Institute of Ocean Science and

                    Technology.  Incorporated by reference to the Form S-1/A filed June 25,

                    2014

  11           Statement of Computation of Per Share Earnings

                    This Computation appears in the Financial Statements.

  16.1        Letter from Ken and Lee Corporation, CPAs dated July 28, 2014

  23.1        Consent of PLS CPA, A Professional Corp., a Certified Public Accountant

  23.2        Consent of Kim & Lee Corporation, CPAs, a Certified Public Accountant

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Kentucky, on October 20, 2014.

RadTek Inc.

By: /s/ Kwang Hyun Kim

            Kwang Hyun Kim

            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/Kwang Hyun Kim                                 Dated: October 20, 2014

           Kwang Hyun Kim

           Chief Executive Officer

           President, Secretary

           Director

By:  /s/Jae Chan Kim                                        Dated: October 20, 2014

           Jae Chan Kim

           Chief Financial Officer

           Treasurer, Controller

By:  /s/Yong Hyun Chung                                 Dated: October 20, 2014

           Yong Hyun Chung

           Director